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                                                                    EXHIBIT 99.1

                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT


         This Registration Rights and Lock-up Agreement (the "Agreement") is entered into as of October 31, 1998 by and among Summit Properties, Inc., a Maryland corporation (the "Company"), Summit Properties Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), and the holders listed on the signature pages hereto (individually, a "Holder" and collectively, the "Holders").

         WHEREAS, each Holder is to receive contemporaneously herewith shares of common stock (the "Common Stock") of the Company, par value $.01 per share, or units of limited partnership interest in the Operating Partnership ("Units"), in each case issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), in partial consideration for the merger of Ewing Industries, Inc., an Ohio corporation ("Ewing") with and into the Company and the contribution to the Operating Partnership of certain limited partnership interests in certain limited partnerships organized under the laws of Texas and affiliated with Ewing (collectively, the "Partnerships"), in each case pursuant to an Agreement and Plan of Reorganization, dated as of October 31, 1998 (together with any amendment thereto, the "Merger Agreement");

         WHEREAS, pursuant to the Agreement of Limited Partnership of the Operating Partnership, such Units may be redeemed for shares of Common Stock, which may be issued without registration under the Securities Act; and

         WHEREAS, it is a condition precedent to the closing of the Corporate Merger and the Contribution Transaction (as such terms are defined in the Merger Agreement) that the Company provide the Holders with the registration rights set forth in Section 3 hereof.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       Certain Definitions.

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Person" shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, each as amended or supplemented by any prospectus supplement relating to the terms of the offering of any portion of the Registrable Shares covered by such


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Registration Statement and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

         "Registrable Shares" shall mean the Shares, excluding (i) Shares for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of under such Registration Statement (including, without limitation, Shares issued to the Holders in exchange for Units pursuant to an effective Issuance Registration Statement), (ii) Shares sold pursuant to Rule 144 under the Securities Act and
(iii) Shares eligible (or which would be eligible in the absence of the Holder's ownership of Common Stock other than Registrable Shares) for sale pursuant to Rule 144(k) under the Securities Act.

         "Registration Expenses" shall mean any and all expenses incurred by the Company, the Operating Partnership or any affiliate of the Company incident to performance of or compliance with this Agreement, including, without limitation:
(i) all SEC, stock exchange or NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any Registrable Shares) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Shares on any securities exchange or exchanges pursuant to Section 3(e) hereof; and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audit or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the sale or disposition of Registrable Shares by a selling Holder, the fees and disbursements of counsel representing a selling Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a selling Holder, all of which shall be borne by such Holder in all cases.

         "Registration Statement" shall mean any registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act which covers any of the Registrable Shares on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments and supplements, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

         "SEC" shall mean the Securities and Exchange Commission.

         "Shares" shall mean the shares of Common Stock issued to any Holder(s) pursuant to the Merger Agreement or issued or to be issued to any Holder(s) upon redemption or in exchange for its or their Units, as appropriately adjusted on account of any stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

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         2.       Lock-Up Agreement. Each Holder hereby agrees that for a period of one (1) year from the earlier of the Rancho Issuance Date (as defined in the Merger Agreement) and the Rancho Reconveyance Date (as defined in the Merger Agreement), but in any event for each Share or Unit a period of at least one (1) year from the date of issuance of such Share or Unit pursuant to the Merger Agreement (the "Lock-Up Period"), without the prior written consent of the Company, it will not offer, sell, contract to sell, hypothecate, pledge, seek to redeem, grant an option, right or warrant to purchase or otherwise dispose of, directly or indirectly, any Shares or Units (the "Lock-Up").

         3.       Registration.

                  (a) Demand Registration. Subject to the conditions set forth in this Agreement, at any time after the expiration of the Lock-Up Period the Company shall, at the written request of a Holder, cause to be filed as soon as practicable after the date of such request by such Holder a Registration Statement relating to the sale by such Holder (and any other Holder electing to include Registrable Shares in such Registration Statement in accordance with the provisions set forth below) pursuant to Rule 415 promulgated under the Securities Act of all or any integral multiple of 100,000 Registrable Shares held by such Holder in accordance with the terms hereof, and shall use reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter; provided, however, that the Company shall not be required to effect more than two demand registrations, in the aggregate for all Holders, pursuant to this Section 3(a). Upon receipt of any such request, the Company shall promptly give written notice of the proposed registration to all Holders, and each such Holder shall have the right, by giving written notice to the Company within fifteen (15) days after receipt of such notice from the Company, to elect to include in such Registration Statement all or a portion of such Holder's Registrable Shares. The Company may, in its sole discretion, elect to file a Registration Statement with respect to any or all of the Shares before receipt of notice from any Holder, including, without limitation, an Issuance Registration Statement (as hereinafter defined) relating to the original issuance by the Company of Shares in connection with the redemption of Holders' Units pursuant to Section 3(c). The Company agrees to use reasonable efforts to keep each Registration Statement continuously effective until the earlier of (i) twelve (12) months after such Registration Statement was declared effective by the SEC, or (ii) the date on which all Registrable Shares registered thereby are sold or otherwise disposed of by the Holders; provided, however, that if the Company elects to file a Registration Statement with the SEC and such Registration Statement is declared effective by the SEC prior to the expiration of the Lock-Up Period, the Company shall use reasonable efforts to keep such Registration Statement continuously effective until the earlier of (x) twelve (12) months after the expiration of the Lock-Up Period or
(ii) the date on which all Registrable Shares registered thereby are sold or otherwise disposed of by the Holders. Notwithstanding the foregoing provisions of this Section 3(a), during any period of time which the Company has a Registration Statement in effect under the provisions of the Securities Act relating to Registrable Shares, the Holders will not have the right to request the registration under the provisions of this Section 3(a) of any Registrable Shares included in such effective Registration Statement.

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                  (b) Piggyback Registration. If at any time while any
Registrable Shares or Units are outstanding and a Registration Statement applicable to any Holder under Section 3(a) is not effective the Company (in its sole discretion and without any obligation to do so) proposes to file a primary registration statement on Form S-11 under the Securities Act in connection with its offering of Common Stock solely for cash, the Company shall give prompt written notice of such proposed filing to each Holder at least fifteen (15) calendar days prior to the proposed filing date. The notice referred to in the preceding sentence shall offer each Holder the opportunity to register any amount of Registrable Shares as such Holder may request (a "Piggyback Registration"). Subject to the provisions of Section 4 below, the Company shall include in such Piggyback Registration, in any required registration and qualification for sale under the blue sky or securities laws of the various states and in any underwriting in connection therewith, all Registrable Shares for which the Company has received written requests for inclusion therein within fifteen (15) calendar days after the notice referred to above has been given by the Company to each Holder. Each Holder of Registrable Shares shall be permitted to withdraw all or part of its Registrable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten registration on behalf of the Company and the managing underwriter advises the Company that the total number of shares of Common Stock requested to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering without adversely affecting the price range or probability of success of such offering, the Company will include in such registration in the following priority: (i) first, all shares of Common Stock the Company proposes to sell, and (ii) second, up to the full number of Registrable Shares and shares of Common Stock requested to be included in such registration by any Holders and other holders of registration rights, which in the opinion of such managing underwriter, can be sold without adversely affecting the price range or probability of success of such offering (with the shares of Common Stock to be registered allocated pro rata among the Holders and the other holders of registration rights on the basis of the total number of Registrable Shares and the other shares of the Company's Common Stock requested to be included in such registration by all such Holders and other holders of registration rights).

                  (c) Registration Statement Covering Issuance of Common Stock. In lieu of the registration rights set forth in Sections 3(a) and 3(b) above with respect to Shares to be issued upon redemption or in exchange for Units, the Company may, in its sole discretion, prior to the first date upon which the Units held by the Holders may be redeemed (or such other date as may be required under applicable provisions of the Securities Act) file a registration statement (the "Issuance Registration Statement") under the Securities Act relating to the issuance to Holders of Common Stock upon the redemption of Units or in exchange for Units. Thereupon, the Company shall use reasonable efforts to cause such Registration Statement to be declared effective by the SEC for all shares of Common Stock covered thereby. The Company agrees to use reasonable efforts to keep the Issuance Registration Statement continuously effective, with respect to the Registrable Shares of a particular Holder, until such Holder has redeemed or exchanged such Holder's Units for Common Stock or cash. In the event that the Company is unable to cause such Issuance Registration Statement to be declared effective by the SEC or (except as otherwise permitted by Sections 8(b) and 9) is unable to keep such Issuance Registration Statement effective until the date on which each Holder has redeemed or exchanged such Holder's Units for

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Common Stock or cash, then the rights of each Holder set forth in Sections 3(a)
and 3(b) above shall be restored.

                  (d) Notification and Distribution of Materials. The Company shall notify each Holder of the effectiveness of any Registration Statement applicable to the Shares of such Holder and shall furnish to each such Holder the number of copies of such Registration Statement (including any amendments and supplements thereto), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements), and any document incorporated by reference in such Registration Statement or such other documents as such Holder may reasonably request in order to facilitate its sale of the Registrable Shares in the manner described in such Registration Statement. Each Holder agrees that it will not distribute any preliminary prospectus included in any Registration Statement unless such Registration Statement relates to an underwritten public offering by (i) the Company and
(ii), pursuant to the rights set forth in Section 3(b), the Holders.

                  (e) Amendments and Supplements; Exchange Listing Application. The Company shall prepare and file with the SEC from time to time such amendments and supplements to any Registration Statement and Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of (i) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in such Registration Statement or (ii) the date on which such Registration Statement ceases to be effective in accordance with the terms of this Section 3. Upon ten
(10) business days' notice, the Company shall file any supplement or post-effective amendment to such Registration Statement with respect to the plan of distribution or such Holder's ownership interests in Registrable Shares that is reasonably necessary to permit the sale of the Holder's Registrable Shares pursuant to the Registration Statement. The Company shall file any necessary listing applications or amendments to the existing applications to cause the Shares registered under the Registration Statement to be then listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted.

                  (f)  Notice of Certain Events.

                  (i) The Company shall promptly notify each Holder of, and confirm in writing, (a) the receipt by the Company of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus related thereto or for additional information, and (b) the filing of any Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to any Registration Statement and the effectiveness of any post-effective amendment.


                  (ii) At any time when a Prospectus relating to a Registration Statement is required to be delivered under the Securities Act, the Company shall immediately notify each Holder of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements

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therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall promptly prepare and furnish to each applicable Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will, if necessary, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

         4. State Securities Laws. Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as any Holder may reasonably request, and the Company shall use its best efforts to cause such filings to become effective; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, the Company shall use its best efforts to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holder as set forth in the Registration Statement, (b) in the case of a particular state, a Holder has notified the Company that it no longer requires an effective filing in such state in accordance with its original request for filing or (c) the date on which the Registration Statement ceases to be effective in accordance with Section 3. The Company shall promptly notify each Holder of, and confirm in writing, the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation of any threat of any proceeding for such purpose.

         5. Expenses. Except as otherwise provided in this Section 5, the Company shall bear all Registration Expenses incurred by the Company, the Operating Partnership, or any affiliate of the Company in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares sold by it and for any legal, accounting and other expenses incurred by it. In the event that the Company (in its sole discretion and without any obligation to do so) amends a Registration Statement in response to a request by a Holder for such amendment or to reflect a change in the plan of distribution or ownership interests with respect to a Holder's Registrable Shares, the Holder requesting such amendment or whose actions require such amendment shall bear all fees, costs and expenses incurred by the Company, the Operating Partnership, or any affiliate of the Company or by such Holder in connection therewith, including fees related to the delisting of Shares from any national securities exchange or quotation system on which such Shares had been listed for trading.

         6. Indemnification by the Company. The Company agrees to indemnify each Holder and its respective officers, directors, employees, agents, representatives and affiliates, and each person or entity, if any, that controls such Holder within the meaning of the Securities Act, and

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any underwriter of an offering registered on a Registration Statement and any person who controls the underwriter within the meaning of the Securities Act (each an "Indemnitee"), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including, without limitation, reasonable fees, expenses and disbursements of attorneys), joint or several, arising out of or based upon, any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any Registration Statement or Prospectus, or upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee or any other person to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), cost or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information which was furnished to the Company for use in connection with the Registration Statement or the Prospectus contained therein by or on behalf of a Holder or any other Indemnitee or (ii) such Indemnitee's failure to send or give a copy of the most current Prospectus furnished to such Indemnitee by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such Prospectus.

         7. Covenants of the Holders. Each Holder hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information concerning its plan of distribution and its ownership interests with respect to its Registrable Shares in connection with the preparation of a Registration Statement with respect to such Holder's Registrable Shares and any filings with any state securities commissions as the Company may reasonably request, (b) to deliver or cause delivery of the Prospectus contained in such Registration Statement (other than an Issuance Registration Statement) to any purchaser of the shares covered by such Registration Statement from the Holder and (c) to indemnify the Company, its officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (x) any untrue statement or alleged untrue statement of material fact contained in either such Registration Statement or the Prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with information regarding such Holder, its plan of distribution or its ownership interests, which was furnished to the Company by or on behalf of such Holder for use therein unless such statement or omission was corrected in a writing delivered to the Company not less than five (5) business days prior to the date of the final Prospectus (as supplemented or amended, as the case may be) or (y) the failure by such Holder to deliver or cause to be delivered the most current Prospectus furnished by the Company to the Holder to any purchaser of the shares covered by such Registration Statement from such Holder.

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         8.       Suspension of Registration Requirement.

                  (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement with respect to such Holder's Registrable Shares or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement as soon as reasonably practicable.

                  (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to cause a Registration Statement and any filings with any state securities commission to become effective or to amend or supplement a Registration Statement shall be suspended in the event and during such period as unforeseen circumstances exist (including without limitation (i) an underwritten primary offering by the Company if the Company is advised by the underwriters that the sale of Registrable Shares under the Registration Statement would impair the pricing or commercial practicality of the primary offering or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements) (such unforeseen circumstances being hereinafter referred to as a "Suspension Event") that would (i) make it impractical or unadvisable to cause the Registration Statement or such filings to become effective or to amend or supplement the Registration Statement and (ii) cause the officers and directors of the Company who are obligated to make filings under Section 16 of the Securities Exchange Act of 1934, as amended, to be prohibited from trading Common Stock, but such suspension shall continue only for so long as such event or its effect is continuing and in no event will such suspension continue for more than ninety (90) days. The twelve-month period during which an effective Registration Statement is required to remain effective pursuant to Section 3(a) shall be extended by the period of any Suspension Event that occurs when such Registration Statement is required to be effective. The Company shall notify each Holder of the existence and, in the case of circumstances referred to in clause (i) of this Section 8(b), nature of any Suspension Event.

                  (c) Each Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement filed pursuant to Section 3 agrees, if requested by the Company in the case of a Company-initiated nonunderwritten offering or if requested by the managing underwriter or underwriters in a Company-initiated underwritten offering, not to effect any public sale or distribution of any of the securities of the Company of any class included in such Registration Statement, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Company-initiated Registration Statement), during the 15-day period prior to, and during the 60-day period beginning on, the date of commencement of each Company-initiated offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters; provided, however, that such 60-day period shall be extended by the number of days from and including the date of the giving of any notice pursuant to Section 3(f)(ii) hereof to and including the date when each Holder of

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Registrable Shares covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 3(f)(ii) hereof.

         9. Black-Out Period. Each Holder agrees that, following the effectiveness of any Registration Statement (except an Issuance Registration Statement) relating to Registrable Shares of such Holder, such Holder will not effect any sales of the Registrable Shares pursuant to the Registration Statement or any filings with any state securities commissions at any time after such Holder has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event or so that the Company may correct or update the Registration Statement or such filing. The Holder may recommence effecting sales of the Shares pursuant to the Registration Statement or such filings following further notice to such effect from the Company (an "Advice"), which notice shall be given by the Company not later than five (5) business days after the conclusion of any such Suspension Event. Each Holder further agrees that, following the effectiveness of any Issuance Registration Statement, as a result of the occurrence or existence of any Suspension Event or so that the Company may correct or update the Registration Statement or any filings with any state securities commissions and until issuance of an Advice, the Company may suspend the issuance of Common Stock pursuant to an Issuance Registration Statement (but any Common Stock not issued because of any such suspension must be delivered promptly following issuance of the Advice).

         10. Additional Shares. The Company, at its option, may register, under any Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued shares of Common Stock of the Company or any shares of Common Stock of the Company owned by any other stockholder(s) of the Company.

         11. Contribution. If the indemnification provided for in Sections 6 and 7 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section 11 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 6 or 7 hereof had been available under the circumstances.

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         The Company and each of the Holders agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

         Notwithstanding the provisions of this Section 11, no Holder shall be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of Shares exceeds the amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

         12. No Other Obligation to Register. Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holders to register the Registrable Shares under the Securities Act or any applicable state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.

         13. Amendments and Waivers. The provisions of this Agreement may not be amended, modified, or supplemented or waived without the prior written consent of the Company and the Holders of in excess of fifty percent (50%) of the aggregate of all Registrable Shares.

         14. Notices. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 3(e) or
Section 7, a Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

           If to the Company:     Summit Properties Inc.
                                  212 South Tryon Street
                                  Suite 500
                                  Charlotte, NC
                                  Telecopy: (704) 334-4496
                                  Telephone: (704) 334-9905
                                  Attention: Michael G. Malone, General Counsel

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           with a copy to:       Goodwin, Procter & Hoar  LLP
                                 Exchange Place
                                 Boston, MA 02109-2881
                                 Telecopy: (617) 523-1231
                                 Telephone: (617) 570-1000
                                 Attention: David W. Watson, P.C.

           If to the Holders:    As listed on the applicable Holder signature
                                 page.

           with a copy to:       Pircher, Nichols & Meeks
                                 1999 Avenue of the Stars
                                 Suite 2600
                                 Los Angeles, CA  90067
                                 Telephone:  (310) 201-8900
                                 Telecopy:  (310) 201-8922
                                 Attention:  Real Estate Notices (LJP)

In addition to the manner of notice permitted above, notices given pursuant to Sections 3, 8 and 9 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

         15. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any Holder and any attempted assignment hereof by any Holder will be void and of no effect and shall terminate all obligations of the Company hereunder; provided, however, that any Holder may assign its rights to any person to whom such Holder transfers Registrable Shares in connection with a transaction that does not require registration under the Securities Act.

         16. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed wholly within said State.

         18. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereof shall be enforceable to the fullest extent permitted by law.

         19. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


COMPANY:                       SUMMIT PROPERTIES INC.

                               By:      /s/ Douglas E. Brout
                                        ---------------------------------------
                                        Name:      Douglas E. Brout
                                        Title:     Vice President



OPERATING PARTNERSHIP:         SUMMIT PROPERTIES PARTNERSHIP, L.P.

                               By:      SUMMIT PROPERTIES INC.,
                                        its sole general partner

                                        By:      /s/ Douglas E. Brout
                                        ---------------------------------------
                                                 Name:      Douglas E. Brout
                                                 Title:     Vice President



HOLDERS:                       /s/ Mary Frances Clauder
                               ------------------------------------------------
                               MARY FRANCES CLAUDER

                                        Address for Notice:

                                        c/o Thomas L. Williams
                                        North American Properties
                                        212 East Third Street, Suite 300
                                        Cincinnati, OH  45202

                                        Telephone:
                                                  -----------------------------

                             /s/ Sharon Williams Frisbie
                             ---------------------------------------------------
                             SHARON WILLIAMS FRISBIE

                                  Address for Notice:

                                  c/o Thomas L. Williams
                                  North American Properties
                                  212 East Third Street, Suite 300
                                  Cincinnati, OH  45202

                                  Telephone:
                                            -----------------------------------

                             /s/ John B. Grote
                             ---------------------------------------------------
                             JOHN B. GROTE

                                  Address for Notice:

                                  c/o Richard W. Grote
                                  Cin-Fab
                                  5240 Lester Road
                                  Cincinnati, OH  45213

                                  Telephone:
                                            -----------------------------------

                             /s/ Kerry W. Grote
                             ---------------------------------------------------
                             KERRY W. GROTE

                                  Address for Notice:

                                  c/o Richard W. Grote
                                  Cin-Fab
                                  5240 Lester Road
                                  Cincinnati, OH  45213

                                  Telephone:
                                            -----------------------------------

                               /s/ M. Dyer Grote
                               ------------------------------------------------
                               M. DYER GROTE

                                  Address for Notice:

                                  c/o Richard W. Grote
                                  Cin-Fab
                                  5240 Lester Road
                                  Cincinnati, OH  45213

                                  Telephone:
                                            -----------------------------------

                               /s/ Timothy J. Grote
                               ------------------------------------------------
                               TIMOTHY J. GROTE

                                   Address for Notice:

                                   Grote Enterprises
                                   621 Wilmer Avenue
                                   Cincinnati, OH  45226

                                   Telephone:


                               /s/ Thomas D. Grote, Jr.
                               ------------------------------------------------
                               THOMAS D. GROTE, JR.

                                   Address for Notice:

                                   c/o Timothy Grote
                                   Grote Enterprises
                                   621 Wilmer Avenue
                                   Cincinnati, OH  45226

                                   Telephone:
                                             ----------------------------------

                                 /s/ Mary G. Hobson
                                -----------------------------------------------
                                MARY G. HOBSON

                                   Address for Notice:

                                   c/o Timothy Grote
                                   Grote Enterprises
                                   621 Wilmer Avenue
                                   Cincinnati, OH  45226

                                   Telephone:
                                             ---------------------------------

                                /s/ Carol A. Jodar
                                -----------------------------------------------
                                CAROL A. JODAR

                                    Address for Notice:

                                    c/o Thomas L. Williams
                                    North American Properties
                                    212 East Third Street, Suite 300
                                    Cincinnati, OH  45202

                                    Telephone:
                                              -------------------------------

                                /s/ Patricia W. Niehoff
                                -----------------------------------------------
                                PATRICIA W. NIEHOFF

                                    Address for Notice:

                                    c/o H.C. Buck Niehoff
                                    Peck Shaffer & Williams LLP
                                    PNC Center
                                    201 East Fifth Street, Suite 900
                                    Cincinnati, OH  45202

                                    Telephone:
                                              ---------------------------------

                                LISA GROTE OSTEVOLL REVOCABLE TRUST

                                By:  /s/ Thomas D. Grote, Jr.
                                   --------------------------------------------
                                     Thomas D. Grote, Jr.,
                                     Trustee

                                By:  /s/ Mary G. Hobson
                                   --------------------------------------------
                                     Mary G. Hobson,
                                     Trustee

                                     Address for Notice:

                                     c/o Timothy Grote
                                     Grote Enterprises
                                     621 Wilmer Avenue
                                     Cincinnati, OH  45226

                                     Telephone:
                                                ---------------------------

                                /s/ Thomas L. Williams
                                ----------------------------------------------
                                THOMAS L. WILLIAMS

                                     Address for Notice:

                                     North American Properties
                                     212 East Third Street, Suite 300
                                     Cincinnati, OH  45202

                                     Telephone:


                                /s/ William J. Williams, Jr.
                                ----------------------------------------------
                                WILLIAM J. WILLIAMS, JR.

                                      Address for Notice:

                                      North American Properties
                                      212 East Third Street, Suite 300
                                      Cincinnati, OH  45202

                                      Telephone:
                                                ---------------------------
                                       17

                                    KW PARTNERSHIP

                                    By:  /s/ Lawrence H. Kyte, Jr.
                                         --------------------------------------
                                         Lawrence H. Kyte, Jr.,
                                         General Partner

                                    By:  /s/ Thomas L. Williams
                                         --------------------------------------
                                         Thomas L. Williams,
                                         General Partner

                                    By:  /s/ W. J. Williams, Jr.
                                         --------------------------------------
                                         W.J. Williams, Jr.,
                                         General Partner

                                         Address for Notice:

                                         212 E. Third St., Suite 300
                                         Cincinnati, OH  45202

                                         Telephone:
                                                    --------------------------


                                    LAD PARTNERSHIP

                                    By:  /s/ Dale G. Hafele
                                         --------------------------------------
                                         Dale G. Hafele,
                                         General Partner

                                    By:  /s/ Andrew R. Modrall
                                         --------------------------------------
                                         Andrew R. Modrall,
                                         General Partner

                                    By:  /s/ Lori D. Wendling
                                         --------------------------------------
                                         Lori D. Wendling,
                                         General Partner

                                         Address for Notice:

                                         212 E. Third St., Suite 300
                                         Cincinnati, OH  45202

                                         Telephone:
                                                   ----------------------------

                             /s/ Michael L. Pacillio
                             --------------------------------------------------
                             MICHAEL L. PACILLIO

                                      Address for Notice:

                                      14990 Landmark Blvd., Suite 300
                                      Dallas, TX  75240

                                      Telephone:
                                                --------------------------------


                             MILAN INVESTMENT TRUST

                             By:      /s/ Lorrie L. Pacillio
                                -----------------------------------------------
                                      Lorrie L. Pacillio,
                                      Trustee

                                      Address for Notice:

                                      5316 Stone Falls Lane
                                      Dallas, TX  75287

                                      Telephone:


                             /s/ S. Joseph Barrett
                             --------------------------------------------------
                             S. JOSEPH BARRETT

                                      Address for Notice:

                                      14990 Landmark Blvd., Suite 300
                                      Dallas, TX  75240

                                      Telephone:
                                                ----------------------------


                                       19